UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

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MUTUAL FUND SERVICES

Shareholder Name Address 1 Address 2 Address 3

IMPORTANT NOTICE

EATON VANCE MUTUAL FUNDS TRUST

Re: EATON VANCE GLOBAL SMALL-CAP EQUITY FUND

Dear Shareholder:

We have been trying to contact you regarding a very important matter concerning your investment in Eaton Vance Global Small-Cap Equity Fund (the “Fund”). This matter pertains to an important operating initiative for the Fund for which we need your consideration and response. In order to proceed, we are requesting your immediate response. The deadline to hear from you is April 26, 2023.

It is very important that we speak to you regarding this matter. Please call the Fund’s proxy solicitor, AST Fund Solutions, toll-free at (800) 309-2984 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday. At the time of the call, please reference your Investor ID listed below.

INVESTOR PROFILE:

Investor ID:	Security ID:
Shares owned:	Household ID:

There is no confidential information required, and the call will only take a few moments of your time. Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

Eric A. Stein

President

Eaton Vance Mutual Funds Trust

OFFICIAL BUSINESS This is not a scam, fraud or scheme. This document relates to an investment you own either directly with Eaton Vance or through a broker or bank in Eaton Vance Global Small-Cap Equity Fund.